EXHIBIT (d)(4)




















	PARTICIPATION AGREEMENT


	Dated:  As of June 26, 2001





	10% Guaranteed Secured Notes

	of

	Electronic Retailing Systems International, Inc.





















	TABLE OF CONTENTS


Page


ARTICLE I		PARTICIPATIONS	  1

ARTICLE II	PARTICIPATION RIGHTS	  2

ARTICLE III	8% NOTE OPTION	  3

ARTICLE IV	AGENT OBLIGATIONS	  3

ARTICLE V		REPRESENTATIONS AND WARRANTIES
			OF PARTICIPANTS	  4

ARTICLE VI	MISCELLANEOUS	  5

 Annex 1    -	Participants



































	-ii-

	PARTICIPATION AGREEMENT


	PARTICIPATION AGREEMENT dated as of the 26th day of June, 2001, by and among SYSTEMS HOLDING, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (hereinafter referred to as the "Agent"), and the parties, severally (hereinafter referred to, collectively, as the "Participants" and, individually, as a "Participant") identified on Annex 1 attached hereto who are signatories hereto.

	W I T N E S S E T H:

	WHEREAS, the Agent has accepted, or may hereinafter accept, commitment letters (hereinafter referred to as the "Commitment Letters") with the holders of certain 10% Guaranteed Secured Notes due August 1, 2001 (hereinafter referred to as the "10% Notes") issued by Electronic Retailing Systems International, Inc., a Delaware corporation (hereinafter referred to as "ERS"), whereby such holders have committed, or shall commit, to sell such 10% Notes, and to grant an option (hereinafter referred to as the "8% Note Option") to the Agent to acquire certain 8% Guaranteed
Secured Notes due August 1, 2001 (hereinafter referred to as the "8% Notes") issued by ERS, upon the terms and subject to the conditions set forth in such commitment letters and the definitive agreements contemplated thereby; and

	WHEREAS, the Participants desire to acquire a participating interest in the 10% Notes, and a right-of-first offer to participate in the 8% Notes, upon the terms and subject to the conditions set forth herein;

	NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

	ARTICLE I

	PARTICIPATIONS

	A.	Each Participant hereby agrees to acquire from the
Agent, and the Agent hereby agrees to assign and transfer to such Participant, an undivided interest (hereinafter referred to, collectively, as the "Participations" and, individually, as a "Participation") in each of the 10% Notes acquired by the Agent, based upon an allocation to the Participants of interests in the 10% Notes in the respective percentages (each hereinafter referred to as a "Participating Percentage") set forth opposite the names of the Participants on Annex 1:

	B.	Each Participation shall entitle the Participant to the
payment rights set forth under Article II hereof, and to the other rights, benefits and privileges set forth in this Agreement, which shall in all respects be subject to the terms and provisions of the 10% Notes.

	C.	The Participation of each Participant shall extend to
any 10% Note contemporaneously with the occurrence of the following events: (i) the acquisition by the Agent of such 10%
Note from the holder thereof, as contemplated by the Commitment Letter accepted by the Agent with such holder and any definitive agreements in furtherance thereof; and (ii) the payment by such Participant to the Agent, in cash, of an amount equal to the product obtained by multiplying: (x) the Participating Percentage of such Participant by (y) 50% of the aggregate of the outstanding principal amount of such 10% Note plus all interest accrued thereon.

	D.	The Participants acknowledge and agree that the Agent
shall be entitled to require payments form each Participant under Paragraph C immediately preceding from time to time through December 31, 2001 in respect of any or all of the 10% Notes issued by ERS; and that, at the date of this Agreement, an aggregate principal amount of $5,374,422.28 in 10% Notes is outstanding
(such amount exclusive of interest thereon subsequent to April 1, 2001). The Agent shall, in each event, deliver three days' prior written notice to each Participant of its payment obligation hereunder.

	E.	The parties acknowledge and agree that any obligation
under the Commitment Letters, or any definitive agreements in furtherance thereof, to issue equity of the Agent or of ERS shall remain the obligation of the Agent (in the context of its agreements with ERS).

	ARTICLE II

	PARTICIPATION RIGHTS

	A.	Each Participation shall entitle the Participant to a
share of each payment or prepayment of principal, and all interest thereon, and any applicable premium, under each 10% Note acquired by the Agent, calculated on the basis of its Participating Percentage, but after deducting therefrom any expenses of the Agent in collecting such amount or otherwise enforcing such 10%
Note or administering the provisions of this Agreement.

	B.	The Participants each acknowledge and agree that each
10% Note, and all rights of the holder therein and under any collateral or related agreements or documents, shall be held and exercised by the Agent in its own name, or in the name of such nominee as shall be selected by the Agent, subject in all events to the terms of this Agreement. Except as expressly provided otherwise under this Agreement, the Agent shall not be constrained from taking any action, or omitting to take any action, under the 10% Notes, and under any collateral or related agreements or documents, as the Agent, in its sole discretion, determine is in the best interests of the Participants; provided, however, that the Agent shall not agree, without the written consent of the Required Participants (as hereinafter defined), to modify the definition of "Required Holders" under any 10% Note, reduce the rate of interest or the principal amount of any 10% Note, or make any change in Section 10 of any 10% Note. It shall not be necessary for the consent of any Participant under this Paragraph
B to approve the particular form of any such proposed amendment or modification, but it shall be sufficient if such consent approves the substance thereof. The Participants each acknowledge and agree that the Agent may enter into an agreement with ERS whereby any and all defaults under the 10% Notes, now or hereafter arising, may be waived until such time as the Agent, in its sole discretion, delivers notice of revocation of such waiver, in whole or in part.

	C.	For purposes of this Agreement, the "Required
Participants" shall refer to those Participants holding
Participations representing in excess of a majority of the Participating Percentages.

	ARTICLE III

	8% NOTE OPTION

	A.	The Participants acknowledge and agree that, without
limitation, the 8% Note Option shall continue to be held by the Agent, and be exercisable by the Agent, in its sole discretion, subject to the provisions of this Article III, provided, however, that the 8% Note Option may be assigned by the Agent to ERS free of any restriction under this Article III.

	B.	The Agent hereby grants to each Participant a right-of-
first offer to acquire a participation in each of the 8% Notes, which the Agent, in its sole discretion, may, from time to time, propose to acquire. Such right-of-first offer shall allow each Participant to purchase its Participating Percentage in each such 8% Note, upon such terms and conditions as shall be prescribed by the Agent so as in all material respects to extend such Participant's Participation hereunder, as appropriate, to such 8%
Note.

	C.	If the Agent proposes to exercise the 8% Note Option
with respect to any 8% Note, it shall give each Participant written notice thereof, setting forth therein the material terms of such Participant's entitlement to participate therein. Each Participant shall have five days from the date such notice is given to determine whether to participate therein upon the terms specified in the notice, by giving written notice thereof to the Agent. If the Participants have not elected to acquire the entire interest as aforesaid in any such 8% Note, then the Agent shall be free to allocate any such interest not so acquired as the Agent, in its sole discretion determines.

	ARTICLE IV

	AGENT OBLIGATIONS

	The Participants acknowledge and agree that the Agent shall not be responsible for the performance or observance by ERS or any other party of any of the terms, covenants or conditions of the 10% Notes, or any collateral or related agreements or documents, and the Agent may (including, without limitation, as hereinabove set forth), in its sole discretion, waive the performance or observance by any such party thereof. The Agent may act upon any notice, consent, certificate, email, telecopy or other instrument or writing believed by the Agent to be genuine and may consult with legal counsel, independent accountants, appraisers and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken in good faith by the Agent in accordance with the advice of such counsel, accountants, appraisers and experts, or otherwise. Each Participant further agrees that the Agent shall not be liable to the Participants, or any of them, under any circumstances, except for actual losses, if any, suffered by the Participants, or any of them, hereunder which are caused either by the Agent's gross negligence, willful misconduct or bad faith or by the Agent's violation of the provisions of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, the parties hereto expressly acknowledge that each Participant is, and shall be, a third party beneficiary of the provisions, and each of them, of the 10% Notes, and any collateral or related agreement or document, and shall be entitled to exercise any rights thereunder in the event of the Agent's gross negligence, willful misconduct or bad faith with respect thereto. The Agent agrees to advise each Participant of any modification, amendment, waiver or other change of any of the terms of the 10% Notes, or any of them.

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES OF PARTICIPANTS

	A.	Each Participant hereby represents and warrants that:

		(i)	 it has full power and authority to acquire the
Participation to be acquired by it hereunder and to execute and deliver this Agreement;

		(ii)	 it is an accredited investor, as defined in
Section 2(a)(15) of the Securities Act of 1933 (hereinafter referred to as the "Securities Act"), and Section 501(a) of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of alone evaluating the merits and risks of an investment in the Participation to be acquired by it, and in the 10% Notes, and has the financial ability to bear the economic risk of such investment, has no need for liquidity with respect to such investment and fully understands and agrees that it must bear the economic risk of such investment for an indefinite period of time because, among other reasons, neither such Participation nor any 10%
Notes will be registered under the Securities Act or under applicable state securities laws;

		(iii) it has made its own investigation into the business, prospects, operations, property, financial and other condition of ERS, has been given access to all information relating to the business and affairs of ERS which it has requested, and all additional information which it has considered necessary to verify the accuracy of the information so received, and has carefully evaluated all such materials and, on the basis thereof, is familiar with the operations, business plans and financial condition of ERS;

		(iv)	 it is acquiring the Participation to be acquired
by it for its own account and not with a view to, or for sale in connection with, the distribution thereof in violation of the Securities Act, and without limiting the generality of the foregoing, has no current plan or agreement for the distribution of such Participation in violation of the Securities Act.

	B.	Without limiting any provision of Paragraph E of
Article VI hereof, each Participant agrees that it shall not sell, transfer, convey, assign or otherwise dispose of its Participation, or any interest therein, until either of the following events has occurred: (x) the Agent has received an opinion from counsel to it that registration thereof under the Securities Act is not required; or (y) a registration statement under the Securities Act covering such Participation or such interest and the disposition hereof has become effective under the Securities Act.

	ARTICLE VI

	MISCELLANEOUS

	A.	All notices, requests or instructions hereunder shall
be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by telecopy (or like transmission) or by a reputable courier as follows:

			(1)	if to the Agent:

				488 Main Avenue
				Norwalk, Connecticut 06851

				Attention:  Chairman of the Board

				Telecopy Number: (203) 849-2616



with a copy to:

				Howard Kailes, Esq.
                   	Krugman & Kailes LLP
                   	Park 80 West - Plaza Two
                   	Saddle Brook, New Jersey  07663

				Telecopy Number: (201) 845-9627

			(2)	if to any Participant, to the address
				 set forth on Annex 1.

Any notice so addressed and mailed shall be deemed to be given when so mailed. Any notices addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Any of the above addresses or telecopy numbers may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt.

	B.	This Agreement and the other Loan Documents referred to
herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements and agreements with respect to the subject matter hereof.

	C.	This Agreement shall be subject to amendment without
notice to any of the Participants, but with the written consent of the Agent and the Required Holders; provided, however, that without the consent of a Participant, an amendment may not, with respect to such Participant:

	(i)   modify the definition of Required Participants;

	(ii) reduce the Participating Percentage of such Participant;
or

	(iii) make any change in this Paragraph C, or in the provisions of Paragraph B of Article II hereof.

It shall not be necessary for the consent of any of the Required Participants under this Paragraph C to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment under this Paragraph C becomes effective, the Agent shall mail to each Participant notice thereof. The failure to give such notice, or any defect therein, shall not impair or affect the validity of an amendment under this Paragraph C.

	D.	Except as otherwise set forth herein, each party shall
bear its own expenses in connection with the execution and delivery of this Agreement. Each Participant shall reimburse the Agent for all out-of-pocket fees and expenses incurred by it, including without limitation the reasonable fees and expenses of counsel, in the enforcement of this Agreement against such Participant.

	E.	No Participant shall assign this Agreement, or any
rights hereunder, without the prior written consent of the Agent; and the Agent shall not assign this Agreement, or any rights hereunder, without the prior written consent of the Required Participants. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

	F.	This Agreement shall be governed by and construed in
accordance with the laws of the State of Connecticut applicable in the case of agreements made and to be performed entirely within such State.

	G.	The captions appearing herein are for the convenience
of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

	H.	In the event that one or more of the provisions of this
Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

	I.	Any and all payments required hereunder by any party
shall be made by wire transfer of immediately available funds to such account as shall be specified reasonably in advance of the due date of such payment by the party entitled to payment, or by certified or bank check payable to the order of the payee. Notwithstanding any other provision of this Agreement, all payments under this Agreement shall be subject to any and all withholding tax requirements imposed under applicable law.

	J.	This Agreement may be executed in counterparts, each of
which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The provisions of this Agreement shall be effective against any Participant once executed and delivered to the Agent by such party. The Agent shall distribute facsimile copies of this Agreement, as so executed and delivered, to each Participant.

	IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first-above written.

                              SYSTEMS HOLDING, INC.

                              By s/Norton Garfinkle
						  -------------------------------
						   Norton Garfinkle
						   Chairman


						s/Norton Garfinkle
						---------------------------------
						Norton Garfinkle

        					GARFINKLE LIMITED PARTNERSHIP I

						By: G.F. MANAGEMENT CORP.,
						    General Partner


                              By s/Norton Garfinkle
						  -------------------------------
						   Norton Garfinkle
						   Chairman

        					GARFINKLE LIMITED PARTNERSHIP II

						By: G.F. MANAGEMENT CORP.,
						    General Partner

                              By s/Norton Garfinkle
						  -------------------------------
						   Norton Garfinkle
						   Chairman

						s/Bruce F. Failing, Jr.
						---------------------------------
						Bruce F. Failing, Jr.


						s/Leigh Q. Failing
						---------------------------------
						Leigh Q. Failing

						THE FAILING TRUST


						By s/Leigh Q. Failing
						   ------------------------------


                              s/Elizabeth Z. Failing
						---------------------------------
						Elizabeth Z. Failing


						s/Donald E. Zilkha
						---------------------------------
						Donald E. Zilkha


						THE SELIM K. ZILKHA TRUST


						By s/Selim K. Zilkha
						   ------------------------------

       					HANSEATIC AMERICAS LDC

						By: Hansabel Partners LLC

						By: Hanseatic Corporation


                              By s/Paul A. Biddelman
						  -------------------------------
						    President


						TMT PARTNERS LTD.


						By s/Thomas Taylor
						   ------------------------------

						NELSON FAMILY TRUST


						By s/Richard W. Hayden
						   ------------------------------


	ANNEX 1

Name and Address					Participating
 of Participant 					 Percentage

Norton Garfinkle
133 East 62nd Street
New York, New York 10021					 6.07

Garfinkle Limited Partnership I
c/o Norton Garfinkle
133 East 62nd Street
New York, New York 10021					 4.55

Garfinkle Limited Partnership II
c/o Norton Garfinkle
133 East 62nd Street
New York, New York 10021					49.19

Bruce F. Failing, Jr.
83 Pecksland Road
Greenwich, Connecticut 06831				12.42

Bruce F. Failing, Jr. and
 Leigh Q. Failing, jointly
83 Pecksland Road
Greenwich, Connecticut 06831				 0.15

The Failing Trust
83 Pecksland Road
Greenwich, Connecticut 06831				 9.99

Elizabeth Z. Failing
120 Piping Rock Road
Locust Valley, New York 11560				 1.28

Donald Zilkha
Zilkha & Company
757 Fifth Avenue, 46th Floor
New York, New York 10153					 3.39

The Selim K. Zilkha Trust
750 Lausaunne Road
Los Angeles, California 90077				 4.40

Hanseatic Americas LDC
450 Park Avenue, Suite 2302
New York, New York 10022					 4.41

TMT Partners Ltd.
777 Main Street, Suite 1212
Fort Worth, Texas 76102					 2.27

Nelson Family Trust
60 Kirby Lane
Rye, New York 10580						 1.88





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